April 30, 2025

Meeder Funds

6125 Memorial Drive

Dublin, Ohio 43017

Re:	Opinion and Consent

Ladies and Gentlemen:

A legal opinion and consent (the “Opinion and Consent”) that we prepared was filed with Post-Effective Amendment No. 116 to the Registration Statement, File Nos. 002-85378 and 811-03462 (the “Registration Statement”), of Meeder Funds. We hereby give you our consent to incorporate by reference the Opinion and Consent into Post-Effective Amendment No. 117 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP